Pricing Supplement Dated October 11, 2019 Registration Statement No. 333-225551 Filed pursuant to Rule 424(b)(2)	October 2019 (To Prospectus dated October 31, 2018, Index Supplement dated October 31, 2018 and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021

$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing level of each underlying index is equal to or greater than 70% of its initial index level, which we refer to as its coupon barrier level, on each trading day during the applicable observation period. If the closing level of any underlying index is less than its coupon barrier level on any trading day during an observation period, you will not receive any contingent payment for that observation period. In addition, if the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on the last day of an observation period (each, an “observation end date”) other than the first observation end date and the final valuation date, the securities will be automatically redeemed, as applicable, for an amount per security equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. If, however, on an observation end date the closing level of any underlying index is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final index level of any underlying index is less than its downside threshold level on the final valuation date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to the other underlying indices (the “worst performing underlying index”) over the term of the securities, and in extreme situations, you could lose all of your initial investment. The securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices and must be willing to accept the risk of not receiving any contingent payments over the term of the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if each other underlying index appreciated or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 2 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$1,437,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	October 11, 2019
Original issue date:	October 17, 2019. We expect to deliver the securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	October 14, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.
Early redemption:	If, on any observation end date other than the first observation end date and the final valuation date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related observation end date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period.
Contingent payment:	▪	If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during an observation period, we will pay a contingent payment of $22.50 (equivalent to 9.00% per annum of the stated principal amount) per security on the related contingent payment date.
	▪	If the closing level of any underlying index is less than its respective coupon barrier level on any trading day during an observation period, we will not pay a contingent payment with respect to that observation period.
Observation end dates:	January 13, 2020, April 13, 2020, July 13, 2020, October 12, 2020, January 11, 2021, April 12, 2021, July 12, 2021 and October 11, 2021, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Periods”, “— Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to October 11, 2021 as the final valuation date.
Contingent payment dates:	Three business days following the applicable observation end date on which the applicable observation period ends, except that the contingent payment date for the final observation period will be the maturity date.
Observation Period	The first observation period will consist of each day from but excluding the pricing date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.
Payment at maturity:	▪	If the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels:		the stated principal amount plus any contingent payment otherwise payable with respect to the securities on the maturity date.
	▪	If the final index level of any underlying index is less than its downside threshold level:		a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level − initial index level) / initial index level
Initial index level:

7,843.875, which is the closing level of the Nasdaq-100 Index® on the pricing date

1,511.900, which is the closing level of the Russell 2000® Index on the pricing date

2,970.27, which is the closing level of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index
Call threshold level:

7,843.875, which is equal to 100% of the initial index level of the Nasdaq-100 Index®

1,511.900, which is equal to 100% of the initial index level of the Russell 2000® Index

2,970.27, which is equal to 100% of the initial index level of the S&P 500® Index

Coupon barrier level:

5,490.713, which is equal to 70% of the initial index level of the Nasdaq-100 Index®

1,058.330, which is equal to 70% of the initial index level of the Russell 2000® Index

2,079.19, which is equal to 70% of the initial index level of the S&P 500® Index

Downside threshold level:

5,490.713, which is equal to 70% of the initial index level of the Nasdaq-100 Index®

1,058.330, which is equal to 70% of the initial index level of the Russell 2000® Index

2,079.19, which is equal to 70% of the initial index level of the S&P 500® Index

Final index level:	The closing level of each underlying index on the final valuation date
CUSIP / ISIN:	90270KR27 / US90270KR276
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	1.50%(a)	98.00%
+ 0.50%(b)
2.00%
Total		$1,437,000.00	$28,740.00	$1,408,260.00

(1)	UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
	(a)	a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $971.80. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
Index Supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm
Product Supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the index supplement; and finally, the accompanying prospectus.

October 2019	Page 2

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Investment Summary

The Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021 based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $22.50 (equivalent to 9.00% per annum of the stated principal amount) per security, with respect to each observation period on which the closing levels of all of the underlying indices are equal to or greater than 70% of their respective initial index levels, which we refer to as the coupon barrier levels, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related observation end date. It is possible that the closing levels of one or more of the underlying indices could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any of the observation end dates other than the first observation end date and the final valuation date, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. If the securities have not previously been redeemed and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, the payment due at maturity will be the stated principal amount plus the contingent payment otherwise payable with respect to the final observation period. If the securities have not previously been redeemed and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels but the closing level of any underlying index is less than its coupon barrier level on a trading day during the final observation period, the payment due at maturity will be equal to the stated principal amount. If, however, the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying indices.

October 2019	Page 3

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $22.50 (equivalent to 9.00% per annum of the stated principal amount) per security, with respect to each observation period on which the closing levels of all of the underlying indices are equal to or greater than 70% of their respective initial index levels, which we refer to as the coupon barrier levels, on each trading day for the applicable observation period. The securities may be redeemed prior to maturity on any observation end date other than the first observation end date and the final valuation date for an early redemption amount equal to the stated principal amount per security plus any contingent payment otherwise payable with respect to the related observation period. The payment at maturity will vary depending on the final index levels, as follows:

Scenario 1	On any observation end date other than the first observation end date and the final valuation date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels.
	▪	The securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. The related contingent payment will be paid only if all of the closing levels for all of the underlying indices were equal to or greater than their respective coupon barrier levels on each trading day during the applicable observation period.
	▪	Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels on the final valuation date and the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period.
	▪	The payment due at maturity will be the stated principal amount plus the contingent payment otherwise payable on the maturity date.
	▪	Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels. However, the closing level of at least one underlying index is less than its respective coupon barrier level on any trading day during the final observation period.
	▪	The payment due at maturity will be the stated principal amount.
	▪	Investors will not participate in any appreciation of the underlying indices from their respective initial index level and will not receive a contingent payment on the maturity date.

Scenario 4	The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level.
	▪	The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to the stated principal amount plus the stated principal amount times the underlying return of the worst performing underlying index.
	▪	Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing level of any underlying index is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on an observation end date (other than the first observation end date and the final valuation date). If the securities are not redeemed prior to the final valuation date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final index level of any underlying index is less than its respective downside threshold level.

October 2019	Page 4

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the term of the securities.
▪	You believe that the closing level of each underlying index will be equal to or greater than its coupon barrier level on each trading day during the term of the securities.
▪	You believe that the final index level of each underlying index will be equal to or greater than its downside threshold level.
▪	You accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and you accept the risks of investing in securities with a return based on the worst performing underlying index.
▪	You understand and accept that you will not participate in any appreciation in the level of any underlying index and that any potential positive return is limited to the contingent payments specified on the cover hereof.
▪	You can tolerate fluctuations in the levels of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
▪	You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities.
▪	You understand and are willing to accept the risks associated with the underlying indices.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the term of the securities.
▪	You believe that the closing level of any underlying index will decline during the term of the securities and is likely to be less than its respective coupon barrier level on any trading day during the term of the securities.
▪	You believe that the final index level of any underlying index is likely to be less than its downside threshold level on the final valuation date.
▪	You cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index.
▪	You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying indices.
▪	You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years or you seek an investment for which there will be an active secondary market.

October 2019	Page 5

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
▪	You do not understand and are not willing to accept the risks associated with the underlying indices.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

October 2019	Page 6

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Observation End Dates Other Than the Final Valuation Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

October 2019	Page 7

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof):

Hypothetical Initial Index Level:
Underlying Index A:	7,000
Underlying Index B:	1,500
Underlying Index C:	2,500
Hypothetical Call Threshold Level:
Underlying Index A:	7,000, which is 100% of its initial index level
Underlying Index B:	1,500, which is 100% of its initial index level
Underlying Index C:	2,500, which is 100% of its initial index level
Hypothetical Coupon Barrier Level:
Underlying Index A:	4,900, which is 70% of its initial index level
Underlying Index B:	1,050, which is 70% of its initial index level
Underlying Index C:	1,750, which is 70% of its initial index level
Hypothetical Downside Threshold Level:
Underlying Index A:	4,900, which is 70% of its initial index level
Underlying Index B:	1,050, which is 70% of its initial index level
Underlying Index C:	1,750, which is 70% of its initial index level
Hypothetical Quarterly Contingent Payment:	$22.50 per security (equivalent to 9.00% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1, 2 and 3, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are equal to or greater than the hypothetical respective call threshold levels on one of the first seven observation end dates. Because the closing levels of the underlying indices are equal to or greater than their respective call threshold levels on one of the first seven observation end dates, the securities are automatically redeemed on the related contingent payment date. In Examples 4 and 5, the closing level of at least one underlying index on each of the first seven observation end dates is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. 5,800 (at or above coupon barrier level) B. 7,000 (at or above call threshold level)	A. 1,400 (at or above coupon barrier level) B. 1,800 (at or above call threshold level)	A. 2,450 (at or above coupon barrier level) B. 2,700 (at or above call threshold level)	$22.50	(Not Callable)	A. 6,800 (at or above coupon barrier level) B. 6,900 (below call threshold level)	A. 1,300 (at or above coupon barrier level) B. 1,450 (below call threshold level)	A. 2,300 (at or above coupon barrier level) B. 2,450 (below call threshold level)	$22.50	N/A
#2	A. 5,900 (at or above coupon barrier level) B. 7,100 (at or above call threshold level)	A. 1,500 (at or above coupon barrier level) B. 1,900 (at or above call threshold level)	A. 2,550 (at or above coupon barrier level) B. 2,800 (at or above call threshold level)	—*	$1,022.50	A. 4,800 (below coupon barrier level) B. 6,000 (below call threshold level)	A. 1,300 (at or above coupon barrier level) B. 1,450 (below call threshold level)	A. 2,000 (at or above coupon barrier level) B. 2,300 (below call threshold level)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. 8,100 (at or above coupon barrier level) B. 8,400 (at or above call threshold level)	A. 1,400 (at or above coupon barrier level) B. 1,800 (at or above call threshold level)	A. 2,400 (at or above coupon barrier level) B. 3,000 (at or above call threshold level)	—*	$1,022.50
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Valuation Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes any unpaid contingent payment with respect to the observation end date on which the closing levels for the underlying indices are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

October 2019	Page 8

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
▪	In Example 1, the securities are automatically redeemed following the second observation end date (which is approximately 6 months after the original issue date) as the closing levels of all of the underlying indices on the second observation end date are equal to or greater than their respective call threshold levels. As the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the second observation period, you receive an early redemption amount of $1,022.50, which includes the stated principal amount plus the contingent payment with respect to the second observation period. When added to the contingent payment of $22.50 received in respect of the prior observation end date, you will have received a total of $1,045.00. You will not receive any further payments on the securities.
In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $1,045.00 (a 4.50% total return on the securities).
▪	In Example 2, the securities are automatically redeemed following the third observation end date (which is approximately 9 months after the original issue date) as the closing levels of all of the underlying indices on the third observation end date are equal to or greater than their respective call threshold levels. As the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $22.50 with respect to the first observation period. As the closing level of at least one of the underlying indices is less than its respective coupon barrier level on a trading day during the second observation period, you will not receive the contingent payment with respect to the second observation period. As the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the third observation period, you receive an early redemption amount of $1,022.50, which includes the stated principal amount plus the contingent payment with respect to the third observation period. When added to the contingent payment of $22.50 received in respect of the prior observation periods, you will have received a total of $1,045.00. You will not receive any further payments on the securities.
In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although all of the underlying indices have appreciated by 20% from their respective initial index levels on the third observation end date, you only receive $1,022.50 per security and do not benefit from such appreciation. Your total return per security in this example is $1,045.00 (a 4.50% total return on the securities).

Example 3
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. 4,200 (below coupon barrier level) B. 6,900 (below call threshold level)	A. 1,300 (at or above coupon barrier level) B. 1,600 (at or above call threshold level)	A. 2,450 (at or above coupon barrier level) B. 2,700 (at or above call threshold level)	$0	(N/A)
#2	A. 3,500 (below coupon barrier level) B. 7,000 (at or above call threshold level)	A. 1,400 (at or above coupon barrier level) B. 1,800 (at or above call threshold level)	A. 2,350 (at or above coupon barrier level) B. 2,700 (at or above call threshold level)	$0	$1,000.00
#3	N/A	N/A	N/A	N/A	N/A
#4 - #7	N/A	N/A	N/A	N/A	N/A
Final Valuation Date	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

October 2019	Page 9

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
▪	In Example 3, the securities are automatically redeemed following the second observation end date as the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on the second observation end date. As the closing level of at least one of the underlying indices is less than its respective coupon barrier level on a trading day during the first and second observation periods, you will not receive a contingent payment with respect to the first and second observation periods. Following the second observation end date, you receive an early redemption amount of $1,000.00.
In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $1,000.00 (a 0.00% total return on the securities).

	Example 4					Example 5
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. 4,300 (below coupon barrier level) B. 5,600 (below call threshold level)	A. 1,000 (below coupon barrier level) B. 1,450 (below call threshold level)	A. 1,760 (at or above coupon barrier level) B. 2,300 (below call threshold level)	$0	N/A	A. 4,500 (below coupon barrier level) B. 5,600 (below call threshold level)	A. 900 (below coupon barrier level) B. 1,450 (below call threshold level)	A. 1,850 (at or above coupon barrier level) B. 2,300 (below call threshold level)	$0	N/A
#2	A. 4,500 (below coupon barrier level) B. 5,300 (below call threshold level)	A. 1,250 (at or above coupon barrier level) B. 1,400 (below call threshold level)	A. 1,850 (at or above coupon barrier level) B. 2,200 (below call threshold level)	$0	N/A	A. 5,950 (at or above coupon barrier level) B. 5,980 (below call threshold level)	A. 1,000 (below coupon barrier level) B. 1,400 (below call threshold level)	A. 2,300 (at or above coupon barrier level) B. 2,400 (below call threshold level)	$0	N/A
#3	A. 4,800 (below coupon barrier level) B. 5,700 (below call threshold level)	A. 980 (below coupon barrier level) B. 1,300 (below call threshold level)	A. 1,840 (at or above coupon barrier level) B. 2,100 (below call threshold level)	$0	N/A	A. 4,000 (below coupon barrier level) B. 5,500 (below call threshold level)	A. 1,000 (below coupon barrier level) B. 1,100 (below call threshold level)	A. 1,800 (at or above coupon barrier level) B. 2,000 (below call threshold level)	$0	N/A
#4 - #7	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all at or above coupon barrier level) B. Various (all below call threshold level)	$0	N/A	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all at or above coupon barrier level) B. Various (all below call threshold level)	$0	N/A
Final Valuation Date	A. 5,700 (at or above coupon barrier level) B. 5,970 (at or above downside threshold level)	A. 1,310 (at or above coupon barrier level) B. 1,400 (at or above downside threshold level)	A. 2,300 (at or above coupon barrier level) B. 2,400 (at or above downside threshold level)	—*	N/A	A. 4,300 (below coupon barrier level) B. 5,250 (at or above downside threshold level)	A. 550 (below coupon barrier level) B. 600 (below downside threshold level)	A. 2,300 (at or above coupon barrier level) B. 2,400 (at or above downside threshold level)	$0	N/A
Payment at Maturity	$1,022.50					$400.00

*The final contingent payment, if any, will be paid at maturity.

October 2019	Page 10

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Examples 4 and 5 illustrate the payment at maturity per security based on the final index level.

▪	In Example 4, during each of the first through seventh observation periods, the closing level of at least one of the underlying indices is less than its respective coupon barrier level on a trading day during the applicable observation periods. As a result, you do not receive a contingent payment with respect to any of those observation periods. Also, the closing levels of at least one of the underlying indices is less than the call threshold level on every observation end date during the first through seventh observation end dates other than the first observation end date so the securities are not automatically redeemed prior to maturity. Because the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, at maturity you receive the stated principal amount plus a contingent payment with respect to the final observation period. Your payment at maturity is calculated as follows:

$1,000.00 + $22.50 = $1,022.50

In this example, you receive the stated principal amount per security plus the contingent payment for the final observation period, equal to a total payment of $1,022.50 per security at maturity. Your total return per security in this example is $1,022.50 (a 2.25% total return on the securities).
▪	In Example 5, the closing level of at least one of the underlying indices is less than its respective coupon barrier level on a trading day during each observation period throughout the term of the securities and the closing level of at least one of the underlying indices is less than its respective call threshold on every observation end date other than the first observation end date. As a result, you do not receive any contingent payment during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final index level of one of the underlying indices is less than its applicable downside threshold level on the final valuation date, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Index)

= $1,000.00 + ($1,000.00 × -60%)

= $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a 60.00% loss on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final valuation date, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying index is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on any observation end date.

You will be exposed to the market risk of each underlying index on each trading day during the term of the securities (including the final valuation date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

October 2019	Page 11

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels on the final valuation date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level on the final valuation date, you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying index.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then- current levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of the underlying indices on any trading day during an observation period is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period and, if this continues for each observation period during the term of the securities, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of observation periods for which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any observation periods after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.
▪	Greater expected volatility with respect to, and lower expected correlation among, the underlying indices generally reflects a higher contingent payment and a higher expectation as of the pricing date that the closing level of any of the underlying indices could be less than its respective downside threshold level on the final valuation date of the securities. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the closing level of any of the underlying indices could be less than its respective downside threshold level on the final valuation date of the securities. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in a higher contingent payment for that security. However, while the contingent payment was set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The correlations referenced in setting the terms of the securities are calculated using our internal models and are not derived from the daily returns of the underlying indices over the period set forth under “Correlation of the Underlying Indices” below. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any observation end date other than the first observation end date and the final valuation date, and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any observation end date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

October 2019	Page 12

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks on each trading day during the term of the securities. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
▪	You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.
▪	Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or the final index level of any underlying index, as applicable, will be less than its respective coupon barrier level and/or downside threshold level during any observation period or on any observation end date (including the final valuation date). Therefore, it is more likely that you will receive an amount in cash that is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the closing level or the final index level, as applicable, of any underlying index is less than its coupon barrier level or downside threshold level during any observation period or on any observation end date (including the final valuation date), is even greater.
▪	Fair value considerations.
o	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, any dividends paid on the index constituent stocks, the correlation among the underlying indices, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

October 2019	Page 13

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the correlation among the underlying indices; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	The securities are subject to non-U.S. securities markets risks. Some index constituent stocks of the Nasdaq-100 Index®, are issued by non-U.S. companies. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks, and thus could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.

October 2019	Page 14

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
▪	The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of index constituent stocks issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index for which a greater percentage of its index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its coupon barrier level on any trading day during an observation period, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituent stocks (the “index constituent stock issuers”). You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
▪	Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the "index sponsors"), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.
▪	There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.
▪	Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index during any observation period or on the final valuation date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date, any observation end date or on any averaging date (including the final valuation date).

October 2019	Page 15

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

October 2019	Page 16

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Information about the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying index. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying index as an indication of future performance.

Nasdaq-100 Index®

We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The NASDAQ OMX Group, Inc. and its affiliates (collectively, “NASDAQ OMX”) (its “index sponsor” or “NASDAQ OMX”).

NDX is published by NASDAQ OMX, but NASDAQ OMX has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is published without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices And Underlying Index Publishers — Nasdaq-100 Index®,” NDX includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market® (“NASDAQ”) based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.

NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, NASDAQ OMX will review the composition of NDX on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document,or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to NDX.

Information as of market close on October 11, 2019:

Bloomberg Ticker Symbol:	NDX	52 Week High (on July 26, 2019):	8,016.953
Current Index Level:	7,843.875	52 Week Low (on December 24, 2018):	5,899.354
52 Weeks Ago (on October 11, 2018):	6,964.026

October 2019	Page 17

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 11, 2019 was 7,843.875. The associated graph shows the closing levels of the underlying index for each day from January 1, 2009 to October 11, 2019. The dotted lines represent its downside threshold level and its coupon barrier level of 5,490.713 and its call threshold level of 7,843.875, which are equal to 70% and 100%, respectively, of its initial index level. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

Nasdaq-100 Index®	High	Low	Period End
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter	7,845.729	6,978.018	7,671.075
Third Quarter	8,016.953	7,415.691	7,749.449
Fourth Quarter (through October 11, 2019)	7,843.875	7,550.786	7,843.875

October 2019	Page 18

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

October 2019	Page 19

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. RTY value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to RTY.

Information as of market close on October 11, 2019:

Bloomberg Ticker Symbol:	RTY	52 Week High (on May 6, 2019):	1,614.976
Current Index Level:	1,511.900	52 Week Low (on December 24, 2018):	1,266.925
52 Weeks Ago (on October 11, 2018):	1,545.380

October 2019	Page 20

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 11, 2019 was 1,511.900. The associated graph shows the closing levels of the underlying index for each day from January 1, 2009 to October 11, 2019. The dotted lines represent its downside threshold level and its coupon barrier level of 1,058.330 and its call threshold level of 1,511.900, which are equal to 70% and 100%, respectively, of its initial index level. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter (through October 11, 2019)	1,511.900	1,472.598	1,511.900

October 2019	Page 21

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

October 2019	Page 22

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (the “Index Sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Eleven main groups of companies comprise SPX, with the percentage weight of each group in the index as a whole as of September 30, 2019 as follows: Information Technology (21.9%); Health Care (13.7%); Financials (12.9%); Communication Services (10.4%); Consumer Discretionary (10.1%); Industrials (9.3%); Consumer Staples (7.6%); Energy (4.5%); Utilities (3.6%); Real Estate (3.2%); and Materials (2.7%). As of September 28, 2018, the index sponsor broadened the then-current Telecommunication Services sector and renamed it Communication Services. The renamed sector includes the existing telecommunication companies, as well as companies selected from the Consumer Discretionary sector previously classified under the Media Industry Group and the Internet & Direct Marketing Retail Sub-Industry, along with select companies previously classified in the Information Technology sector. These changes were effective for SPX as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As of February 20, 2019, company additions to SPX should have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more) and a security level float-adjusted market capitalization that is at least $4.1 billion.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SPX.

Information as of market close on October 11, 2019:

Bloomberg Ticker Symbol:	SPX	52 Week High (on July 26, 2019):	3,025.86
Current Index Level:	2,970.27	52 Week Low (on December 24, 2018):	2,351.10
52 Weeks Ago (on October 11, 2018):	2,728.37

October 2019	Page 23

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on October 11, 2019 was 2,970.27. The associated graph shows the closing levels of the underlying index for each day from January 1, 2009 to October 11, 2019. The dotted lines represent its downside threshold level and its coupon barrier level of 2,079.19 and its call threshold level of 2,970.27, which are equal to 70% and 100%, respectively, of its initial index level. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter (through October 11, 2019)	2,970.27	2,887.61	2,970.27

October 2019	Page 24

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

October 2019	Page 25

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or the applicable contingent payment date upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

October 2019	Page 26

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.
Based on our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, the index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, the index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, the index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

October 2019	Page 27

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $20.00 reflecting a fixed structuring fee of $5.00 and a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

October 2019	Page 28

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due October 14, 2021
$1,437,000 Based on the worst performing index among the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.
Prohibition of Sales to EEA Retail Investors	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the securities:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

October 2019	Page 29